Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
MONITRONICS INTERNATIONAL,	§	Case No. 19-33650 (DRJ)
INC., et al.,	§
§
Debtors.(1)	§	Jointly Administered
§

NOTICE OF FILING OF AMENDED PLAN SUPPLEMENT FOR THE
JOINT PARTIAL PREPACKAGED PLAN OF REORGANIZATION OF
MONITRONICS INTERNATIONAL, INC. AND ITS DEBTOR AFFILIATES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE that, as contemplated by the Joint Partial Prepackaged Plan of Reorganization of Monitronics International, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 18] (as may be amended, modified, or supplemented from time to time, and including all exhibits and supplements thereto, the “Plan”), the above- captioned debtors and debtors-in-possession (collectively, the “Debtors”) filed the plan supplement [Docket No. 157] (the “Plan Supplement”) with the United Stated Bankruptcy Court for the Southern District of Texas (the “Court”) on July 28, 2019. Capitalized terms used but not defined herein have the meanings set forth in the Plan.

PLEASE TAKE FURTHER NOTICE that the Debtors hereby file this amendment to the Plan Supplement (this “Amended Plan Supplement”).

PLEASE TAKE FURTHER NOTICE that this Amended Plan Supplement includes current drafts of the following documents (in each case, as may be amended, modified, or supplemented from time to time):

(1)                                 The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Monitronics International, Inc. (9343), Security Networks, LLC (8893), MIBU Servicer Inc. (5978), LiveWatch Security, LLC (3274), Platinum Security Solutions, Inc. (3850), Monitronics Canada, Inc. (9545), MI Servicer LP, LLC (N/A), Monitronics Security, LP (6524), and Monitronics Funding, LP (6754). The location of the Debtors’ corporate headquarters and the Debtors’ service address is: 1990 Wittington Place, Farmers Branch, Texas 75234.

Exhibit 4	Form of New Exit Facilities Credit Agreement

Exhibit 5	Form of Takeback Exit Term Loan Facility Credit Agreement

Schedule 5	Members of New Boards

Schedule 5-1	Redline Comparison Showing Changes to the Schedule of Members of New Boards

PLEASE TAKE FURTHER NOTICE that these documents remain subject to continuing negotiations in accordance with the terms of the Plan and the Restructuring Support Agreement and the final versions may contain material differences from the versions filed herewith. The Debtors reserve all rights to amend, modify, or supplement the Plan Supplement and any of the documents contained therein in accordance with the terms of the Plan. To the extent material amendments or modifications are made to any of these documents, the Debtors will file a redline version with the Court.

PLEASE TAKE FURTHER NOTICE that on August 7, 2019, the Court entered the Order Approving Debtors’ Disclosure Statement and Confirming Debtors’ Joint Partial Prepackaged Plan of Reorganization [Docket No. 199], confirming the Plan. The Plan Supplement and the Amended Plan Supplement are integral to, part of, and incorporated by reference into the Plan.

PLEASE TAKE FURTHER NOTICE that the copies of the documents included in the Plan Supplement, the Amended Plan Supplement, or the Plan, or any other document filed in the Debtors’ chapter 11 cases, may be obtained free of charge by contacting the Debtors’ Solicitation Agent (a) by phone at (844) 217-1401 or +1 (347) 859-8092 (international); (b) by email at monitronicsballots@primeclerk.com, including “Monitronics” in the subject line of any such email; or (c) through the website maintained by the Solicitation Agent in connection with the chapter 11 cases at https://cases.primeclerk.com/monitronics. You may also obtain copies of any pleadings by visiting the Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

Dated: September 3, 2019	Respectfully submitted,
Houston, Texas
/s/ Timothy A. (“Tad”) Davidson II
Timothy A. (“Tad”) Davidson II (Texas Bar No. 24012503) Ashley L. Harper (Texas Bar No. 24065272)
HUNTON ANDREWS KURTH LLP
600 Travis Street, Suite 4200
Houston, TX 77002
	Tel:	713-220-4200
	Fax:	713-220-4285
	Email:	TadDavidson@HuntonAK.com
AshleyHarper@HuntonAK.com

-and-

David A. Hammerman (admitted pro hac vice)
Annemarie V. Reilly (admitted pro hac vice)
Jeffrey T. Mispagel (admitted pro hac vice)
Liza L. Burton (admitted pro hac vice)
LATHAM & WATKINS LLP
885 Third Avenue
New York, New York 10022
	Tel:	212-906-1200
	Fax:	212-751-4864
	Email:	david.hammerman@lw.com
annemarie.reilly@lw.com
jeffrey.mispagel@lw.com
liza.burton@lw.com

-and-

Roger G. Schwartz (admitted pro hac vice)
Sarah L. Primrose (admitted pro hac vice)
KING & SPALDING LLP
1185 Avenue of the Americas
New York, New York 10036
	Tel:	212-556-2100
	Fax:	212-556-2222
	Email:	rschwartz@kslaw.com
sprimrose@kslaw.com

Co-Counsel for the Debtors and Debtors in Possession

Exhibit 4

Form of New Exit Facilities Credit Agreement

[Separately filed]

Exhibit 5

Form of Takeback Exit Term Loan Facility Credit Agreement

[Separately filed]

Schedule 5

Members of New Boards

Schedule 5

New Boards

I.             Reorganized Monitronics Board

As of the Effective Date, the board of directors of Reorganized Monitronics (the “Reorganized Monitronics Board”) will consist of seven members, and is expected to consist of the chief executive officer and the six individuals listed below (collectively, the “Initial  Directors”). The Reorganized Monitronics Board will be divided into three classes, with two directors in each of Class I and Class II and three directors in Class III. The Initial Directors and initial chairman of the board of directors will be selected as described in the Governance Term Sheet annexed to the RSA (the “Governance Term Sheet”).

The following sets forth certain information concerning the persons who are expected to serve as the Initial Directors as of the Effective Date.

Name	Age	Position	Director Class
Patrick J. Bartels, Jr.	43	Director	Class II
Stephen Escudier	37	Director	Class III
Mitchell Grossinger Etess	61	Director	Class I
Jeffery R. Gardner	59	Chief Executive Officer and Director	Class I
Michael Kneeland	65	Director	Class III
Andrew Konopelski	43	Director	Class III
Michael Meyers	62	Director	Class II

Patrick J. Bartels, Jr. is a senior investment professional with 20 years of experience and currently serves as the Managing Member of Redan Advisors LLC. His professional experience includes investing in complex financial restructurings and process intensive situations in North America, Asia and Europe in a broad universe of industries. Mr. Bartels has led creditors’ committees and served as a director on numerous public and private boards of directors with an extensive track-record of driving value added returns for all stakeholders through governance, incentive alignment, capital markets transactions and mergers and acquisitions. Mr. Bartels currently serves on the board of directors of B. Riley Principal Merger Corp., Parker Drilling Company, Vanguard Natural Resources, Inc., and Arch Coal, Inc. Mr. Bartels also served on the board of directors of WCI Communities, Inc. Mr. Bartels was previously a Managing Principal of Monarch Alternative Capital LP in New York, a private investment firm that focuses primarily on distressed companies. Prior to joining Monarch Alternative Capital LP, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP, where he was a Certified Public Accountant. Mr. Bartels received a Bachelor of Science in Accounting with a concentration in Finance from Bucknell University. He also holds the Chartered Financial Analyst designation.

Stephen Escudier is a Partner with the Credit Platform at EQT Partners based in New York. Mr. Escudier joined EQT Partners in 2010 in London and in 2017 moved to New York to establish the Credit business in North America focusing on the Special Situations Strategy. Prior to joining EQT Partners, Mr. Escudier worked for Apollo Management, a private equity investment firm focusing on leveraged buyouts and the purchase of distressed securities, from 2006 to 2009. Before this, he was involved in structuring and negotiating financing for leveraged buyouts and corporate acquisitions in the Morgan Stanley Leveraged and Acquisition Finance team in London from 2004 to 2006. Mr. Escudier graduated from Imperial College of Science, Technology and Medicine in 2004 with a first class honours Masters degree in Mechanical Engineering.

Mitchell Grossinger Etess served as Chief Executive Officer of Mohegan Gaming & Entertainment from May 2006 to September 2015. He also served as President and Chief Executive Officer of the Mohegan Sun, a gaming and entertainment complex owned by Mohegan Gaming & Entertainment, from August 2004 to December 2010. Mr. Etess previously served as Executive Vice President of Marketing from October 1999 to August 2004 and Senior Vice President of Marketing from November1995 to October 1999. Prior to his employment with Mohegan Gaming & Entertainment and Mohegan Sun, Mr. Etess served as Vice President of Marketing at Players Island and Senior Vice President of Marketing and Hotel Operations at Trump Plaza Hotel and Casino. He also held various management positions in the hospitality and advertising industries.

Jeffrey R. Gardner serves as a Director (as Chairman) and as the Chief Executive Officer and President of Monitronics and has served as a Director of Ascent Capital since November 2016. Mr. Gardner has more than 25 years of expertise in the telecommunications industry and has specific expertise in the areas of operations management, strategic development, finance, accounting and financial reporting. Mr. Gardner was the President and CEO of Windstream, a Fortune 500 communications and services provider. Before that, he was Executive Vice President and Chief Financial Officer of Alltel Corporation, and served in various executive positions at 360 Communications. Mr. Gardner also currently serves on the Board of Directors for CalAmp Corporation and the Qorvo Corporation, where he is also Chairman of the audit committee. From 2006 to 2015, Mr. Gardner served on the Board of Directors for Windstream Corporation. From 2012 to 2013, Mr. Gardner served as Chairman of the United States Telecom Association. Mr. Gardner earned a B.A. in finance and accounting from Purdue University and holds an MBA from the College of William & Mary.

Michael Kneeland has more than 35 years of management experience in the equipment rental industry, including key positions in sales and operations with private, public and investor-owned companies, including United Rentals, Inc., Free State Industries, Inc. and Equipment Supply Company. Mr. Kneeland has been non-executive Chairman of the Board of Directors of United Rentals since May 2019, following his retirement as chief executive officer, a position he had held since 2008. He has also served as a member of the board since 2008 and, from 2008 until March 2018, he served as president of United Rentals. Previously, he served as interim chief executive officer of United Rentals from 2007 to 2008. Mr. Kneeland joined United Rentals in 1998 as district manager upon its acquisition of Equipment Supply Company and held a variety of management roles from 1998 to 2007, including being named as executive vice president-operations in 2003. Mr. Kneeland also serves on the board of directors of Anticimex Group, a private pest-control company with headquarters in Stockholm, Sweden. From 2011 until June 2019, he also served on the board of directors of YRC Worldwide, Inc., a leading provider of transportation and global logistics services, and he served as the Chairman of the Compensation Committee from July 2011 until May 2017. In 2015, Mr. Kneeland was designated Co-Chair,

Transportation Stakeholder Alliance (The Business Council of Fairfield County) and was also appointed to the National Advisory Board for the Johns Hopkins Berman Institute of Bioethics.

Andrew Konopelski currently serves as a Partner at EQT Partners, a position he has held since August 2008, and is the head of the EQT Credit advisory team and a member of the Credit Partners Investment Committee. Prior to joining EQT Partners, Mr. Konopelski worked for Tisbury Capital, a multi-strategy hedge fund based in London, where he helped managed a credit portfolio of more than one billion dollars from 2007 to 2008. Prior to Tisbury, Mr. Konopelski worked in the leveraged finance team of Citigroup as Vice President, where he was involved in structuring and arranging financings for financial sponsor-led leveraged buyouts as well as executing of a number of corporate high yield bond transactions. Mr. Konopelski also worked within the mergers and acquisitions and corporate finance divisions of Citigroup earlier in his career. Mr. Konopelski held these various positions at Citigroup from 1998 to 2007. Mr. Konopelski graduated from Duke University in 1998 with degrees in Chemistry and Art History and received a Masters in Finance degree from London Business School in 2002.

Michael Meyers currently serves as an adjunct professor at Texas Christian University, where he teaches an MBA case study course at the Neeley School of Business that focuses on how capital structure enhances shareholder value. Mr. Meyers has held this position since January 2018. He also currently serves as the Manager of Mike R. Meyers LLC, a consulting and advisory services firm. Mr. Meyers previously served as Senior Vice President and Chief Financial Officer of Ascent Capital Group, Inc., from 2011 until October 2017. Mr. Meyers also served as the Chief Financial Officer of Monitronics International, Inc., from July 1996 to October 2017. Prior to joining Monitronics, Mr. Meyers had over 15 years of accounting, finance, and operations experience, including working in public accounting firms as a certified public accountant. He has worked with a variety of businesses, including Fortune 500, medium, and small companies.

II.                                   Reorganized Monitronics Chief Executive Officer, Chairman of the Board and Other Officers

As of the Effective Date, the Chairman of the board of directors (the “Chairman of the Board”) will be a Class III director chosen by certain significant noteholders as described in the Governance Term Sheet. We expect that Jeffery R. Gardner will serve as the Chief Executive Officer of Restructured Monitronics (the “Chief Executive Officer”) and Fred A. Graffam will serve as the Chief Financial Officer of Restructured Monitronics (the “Chief Financial Officer”).

III.                              New Affiliates Boards

The New Affiliates Boards shall be comprised of directors designated in accordance with the Governance Term Sheet.

Schedule 5-1

Redline Comparison of Schedule of Members of New Boards

Schedule 5

New Boards

I.                          Reorganized Monitronics Board

As of the Effective Date, the board of directors of Reorganized Monitronics (the “Reorganized Monitronics Board”) will consist of seven members, and is expected to consist of the chief executive officer and the six individuals listed below (collectively, the “Initial Directors”). The Reorganized Monitronics Board will be divided into three classes, with two directors in each of Class I and Class II and three directors in Class III. The Initial Directors and initial chairman of the board of directors will be selected as described in the Governance Term Sheet annexed to the RSA (the “Governance Term Sheet”).

The following sets forth certain information concerning the persons who are expected to serve as the Initial Directors as of the Effective Date.

Name	Age	Position	Director Class

Patrick J. Bartels, Jr.	43	Director	Class II
Stephen Escudier	37	Director	Class III
Mitchell Grossinger Etess	61	Director	Class I
Jeffery R. Gardner	59	Chief Executive Officer and Director	Class I
Michael Kneeland	65	Director	Class III
Andrew Konopelski	43	Director	Class III
Michael Meyers	62	Director	Class II

Patrick J. Bartels, Jr. is a senior investment professional with 20 years of experience and currently serves as the Managing Member of Redan Advisors LLC. His professional experience includes investing in complex financial restructurings and process intensive situations in North America, Asia and Europe in a broad universe of industries. Mr. Bartels has led creditors’ committees and served as a director on numerous public and private boards of directors with an extensive track-record of driving value added returns for all stakeholders through governance, incentive alignment, capital markets transactions and mergers and acquisitions. Mr. Bartels currently serves on the board of directors of B. Riley Principal Merger Corp., Parker Drilling Company, Vanguard Natural Resources, Inc., and Arch Coal, Inc. Mr. Bartels also served on the board of directors of WCI Communities, Inc. Mr. Bartels was previously a Managing Principal of Monarch Alternative Capital LP in New York, a private investment firm that focuses primarily on distressed companies. Prior to joining Monarch Alternative Capital LP, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP, where he was a Certified Public Accountant. Mr. Bartels received a Bachelor of Science in Accounting with a concentration in Finance from Bucknell University. He also holds the Chartered Financial Analyst designation.

Stephen Escudier is a Partner with the Credit Platform at EQT Partners based in New York. Mr. Escudier joined EQT Partners in 2010 in London and in 2017 moved to New York to establish the Credit business in North America focusing on the Special Situations Strategy. Prior to joining EQT Partners, Mr. Escudier worked for Apollo Management, a private equity investment firm focusing on leveraged buyouts and the purchase of distressed securities, from 2006 to 2009. Before this, he was involved in structuring and negotiating financing for leveraged buyouts and corporate acquisitions in the Morgan Stanley Leveraged and Acquisition Finance team in London from 2004 to 2006. Mr. Escudier graduated from Imperial College of Science, Technology and Medicine in 2004 with a first class honours Masters degree in Mechanical Engineering.

Mitchell Grossinger Etess served as Chief Executive Officer of Mohegan Gaming & Entertainment from May 2006 to September 2015. He also served as President and Chief Executive Officer of the Mohegan Sun, a gaming and entertainment complex owned by Mohegan Gaming & Entertainment, from August 2004 to December 2010. Mr. Etess previously served as Executive Vice President of Marketing from October 1999 to August 2004 and Senior Vice President of Marketing from November 1995 to October 1999. Prior to his employment with Mohegan Gaming & Entertainment and Mohegan Sun, Mr. Etess served as Vice President of Marketing at Players Island and Senior Vice President of Marketing and Hotel Operations at Trump Plaza Hotel and Casino. He also held various management positions in the hospitality and advertising industries.

Jeffrey R. Gardner serves as a Director (as Chairman) and as the Chief Executive Officer and President of Monitronics and has served as a Director of Ascent Capital since November 2016. Mr. Gardner has more than 25 years of expertise in the telecommunications industry and has specific expertise in the areas of operations management, strategic development, finance, accounting and financial reporting. Mr. Gardner was the President and CEO of Windstream, a Fortune 500 communications and services provider. Before that, he was Executive Vice President and Chief Financial Officer of Alltel Corporation, and served in various executive positions at 360 Communications. Mr. Gardner also currently serves on the Board of Directors for CalAmp Corporation and the Qorvo Corporation, where he is also Chairman of the audit committee. From 2006 to 2015, Mr. Gardner served on the Board of Directors for Windstream Corporation. From 2012 to 2013, Mr. Gardner served as Chairman of the United States Telecom Association. Mr. Gardner earned a B.A. in finance and accounting from Purdue University and holds an MBA from the College of William & Mary.

Michael Kneeland has more than 35 years of management experience in the equipment rental industry, including key positions in sales and operations with private, public and investor-owned companies, including United Rentals, Inc., Free State Industries, Inc. and Equipment Supply Company. Mr. Kneeland has been non-executive Chairman of the Board of Directors of United Rentals since May 2019, following his retirement as chief executive officer, a position he had held since 2008. He has also served as a member of the board since 2008 and, from 2008 until March 2018, he served as president of United Rentals. Previously, he served as interim chief executive officer of United Rentals from 2007 to 2008. Mr. Kneeland joined United Rentals in 1998 as district manager upon its acquisition of Equipment Supply Company and held a variety of management roles from 1998 to 2007, including being named as executive vice president-operations in 2003. Mr. Kneeland also serves on the board of directors of Anticimex Group, a private pest-control company with headquarters in Stockholm, Sweden. From 2011 until June 2019, he also served on the board of directors of YRC Worldwide, Inc., a leading provider of transportation and global logistics services, and he served as the Chairman of the Compensation Committee from July 2011 until May 2017. In 2015, Mr. Kneeland was designated Co-Chair, Transportation Stakeholder Alliance (The Business Council of Fairfield County) and was also appointed to the National Advisory Board for the Johns Hopkins Berman Institute of Bioethics.

Andrew Konopelski currently serves as a Partner at EQT Partners, a position he has held since August 2008, and is the head of the EQT Credit advisory team and a member of the Credit Partners Investment Committee. Prior to joining EQT Partners, Mr. Konopelski worked for Tisbury Capital, a multi-strategy hedge fund based in London, where he helped managed a credit portfolio of more than one billion dollars from 2007 to 2008. Prior to Tisbury, Mr. Konopelski worked in the leveraged finance team of Citigroup as Vice President, where he was involved in structuring and arranging financings for financial sponsor-led leveraged buyouts as well as executing of a number of corporate high yield bond transactions. Mr. Konopelski also worked within the mergers and acquisitions and corporate finance divisions of Citigroup earlier in his career. Mr. Konopelski held these various positions at Citigroup from 1998 to 2007. Mr. Konopelski graduated from Duke University in 1998 with degrees in Chemistry and Art History and received a Masters in Finance degree from London Business School in 2002.

Michael Meyers currently serves as an adjunct professor at Texas Christian University, where he teaches an MBA case study course at the Neeley School of Business that focuses on how capital structure enhances shareholder value. Mr. Meyers has held this position since January 2018. He also currently serves as the Manager of Mike R. Meyers LLC, a consulting and advisory services firm. Mr. Meyers previously served as Senior Vice President and Chief Financial Officer of Ascent Capital Group, Inc., from 2011 until October 2017. Mr. Meyers also served as the Chief Financial Officer of Monitronics International, Inc., from July 1996 to October 2017. Prior to joining Monitronics, Mr. Meyers had over 15 years of accounting, finance, and operations experience, including working in public accounting firms as a certified public accountant. He has worked with a variety of businesses, including Fortune 500, medium, and small companies.

II.                                   Reorganized Monitronics Chief Executive Officer, Chairman of the Board and Other Officers

As of the Effective Date, the Chairman of the board of directors (the “Chairman of the Board”) will be a Class III director chosen by certain significant noteholders as described in the Governance Term Sheet. We expect that Jeffery R. Gardner will serve as the Chief Executive Officer of Restructured Monitronics (the “Chief Executive Officer”) and Fred A. Graffam will serve as the Chief Financial Officer of Restructured Monitronics (the “Chief Financial Officer”).

III.                              New Affiliates Boards

The New Affiliates Boards shall be comprised of directors designated in accordance with the Governance Term Sheet.